UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 18, 2006

ME PORTFOLIO MANAGEMENT LIMITED,
(as manager of SMHL Global Fund No. 9)
(Exact Name of Registrant as Specified in its Charter)

Victoria, Australia (State or Other Jurisdiction of Incorporation)

333-134196 (Commission File Number)	Not Applicable (I.R.S. Employer Identification No.)

Level 23, 360 Collins Street, Melbourne, VIC 3000, Australia (Address of Principal Executive Offices)	Not Applicable (Zip Code)

011 613 9605 6000 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿳	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿳	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿳	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿳	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The consolidated financial statements of Commonwealth Bank of Australia and its subsidiaries at June 30, 2005 and 2004 and for the years ended June 30, 2005, 2004 and 2003, included in, or as exhibits to, the Form 20-F filed by Commonwealth Bank of Australia with the Securities and Exchange Commission on December 15, 2005, and the unaudited consolidated interim financial statements of Commonwealth Bank of Australia and its subsidiaries for the periods ended December 31, 2005 and 2004 included as exhibits to the Form 6-K/A filed by Commonwealth Bank of Australia with the Securities and Exchange Commission on March 6, 2006 are incorporated by reference in this Form 8-K and in the prospectus supplement (the "Prospectus Supplement") relating to SMHL Global Fund No. 9.

In connection with the issuance of the notes, the Registrant is filing herewith the consent of Ernst & Young to the use of their name and the incorporation by reference of their report dated December 14, 2005, with respect to the consolidated financial statements of Commonwealth Bank of Australia and its subsidiaries at June 30, 2005 and 2004 and for the years ended June 30, 2005, 2004 and 2003, in the Form S-3 Registration Statement of the Registrant (No. 333-134196) and in the Prospectus Supplement referred to above related to the issuance of the notes. The consent of Ernst & Young is attached hereto as Exhibit 23.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Item 601(a) of Regulation S-K Exhibit No.	Description
1	23.1	Consent of Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf, as Manager for the SMHL Global Fund No. 9, by the undersigned, hereunto duly authorized.

ME Portfolio Management Limited (in its capacity as Manager for the
SMHL Global Fund No. 9)
(Registrant)

Dated: September 18, 2006

By: /s/ Nicholas Vamvakas
Name: Nicholas Vamvakas
Title:   Head of Financial Markets

By: /s/ Paul Garvey
Name: Paul Garvey
Title:   Manager - Capital Markets

INDEX OF EXHIBITS

Exhibit No.	Item 601(a) of Regulation S-K Exhibit No.	Description
1	23.1	Consent of Ernst & Young LLP